As filed with the Securities and Exchange Commission on March 3, 2003

                                                                   Reg. No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               EMagin Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                                             56-1764501
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               identification No.)


                2070 Route 52, Hopewell Junction, New York 12533
               (Address of principal executive offices) (Zip Code)

               COMPENSATION AGREEMENTS AND 2000 STOCK OPTION PLAN
                               (full time of plan)

                              Gary Jones, President
                                  2070 Route 52
                        Hopewell Junction, New York 12533
                     (Name and address of agent for service)

                                 (845) 892-1900
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                        Proposed maximum      Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share*           Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- --------------------

Common Stock                     2,665,000           $0.75                $1,998,750              $183.89
($.001 par value)
----------------------- --------------------- -------------------- --------------------- --------------------


* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the American Stock Exchange on February 26, 2003.

                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 2,000,000 additional shares of common stock, $0.001 par value per share, of eMagin Corporation, with respect to a currently effective Registration Statement on Form S-8 relating to its 2000 Stock Option Plan. The contents of the Registration Statement on Form S-8 as filed on March 14, 2000, Registration No. 333-32474 are incorporated by reference into this Registration Statement.

     In addition, this Registration Statement on Form S-8 relates to the issuance of up to 6650,000 shares of common stock to various consultants.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB/A, as amended, for the year ended December 31, 2001, as filed with the Commission on April 30, 2002, which is hereby incorporated by reference.

o    Reference  is  made  to the  Registrant's  quarterly  report  on  Form
     10-QSB/A, as amended, for the period ended March 31, 2002, as filed with the Commission on June 18, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB/A, as amended, for the period ended June 30, 2003, as filed with the Commission on November 21, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB/A, as amended, for the period ended September 30, 2002, as filed with the Commission on February 7, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's current reports on Form 8-K filed with the Commission under file number 001-15751 for the fiscal year 2002 to date.

o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form 10-SB, as filed with the Commission under file number 000-24757 on January 23, 1996.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018. A member of Sichenzia Ross Friedman Ference LLP will receive up to 100,000 shares of common stock in connection with legal services. Such shares are being registered in this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.


                      NOTICE REGARDING ARTHUR ANDERSEN LLP


     In September 2002, the Registrant announced that it had appointed Grant Thornton as its independent auditor for fiscal year 2002, replacing Arthur Andersen LLP ("Andersen").


     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

     Prior to the date of this registration statement, the Arthur Andersen partners who reviewed Registrant's most recent audited financial statements, as of December 31, 2001 and 2000 resigned from Andersen. As a result, after reasonable efforts, we have been unable to obtain Andersen's written consent to the incorporation by reference into this registration statement of its audit reports with respect to Registrant's financial statements.


     Under these circumstances, Rule 437(a) under the Securities Act permits the filing of this registration statement without including herein a written consent from Andersen. Accordingly, Andersen will not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.




         EXHIBIT
         NUMBER   EXHIBIT

4.1      2000 Stock Option Plan (Incorporated by Reference to the Registrant's Form S-8 filed with the
         SEC on March 14, 2000)

4.2      Compensation Agreement with Yasunori Nakazaki dated February 20, 2003

4.3      Compensation Agreement with Noelle Tutunjian dated February 20, 2003

4.4      Compensation Agreement with Sichenzia Ross Friedman Ference LLP dated February 20, 2003

4.5      Compensation Agreement with Redson Building Partnership dated February 24, 2003

4.6      Compensation Agreement with Bazerman & Drangel P.C. dated February 26, 2003

4.7      Compensation Agreement with Patricia Lynn dated February 26, 2003

4.8      Compensation Agreement with Wayde Waters dated February 26, 2003

4.9      Compensation Agreement with Madeline Bryant dated February 26, 2003

4.10     Consulting Agreement with Mark Benedict

5.1      Opinion of Sichenzia Ross Friedman Ference LLP

23.1     Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

24.1     Power of Attorney (included in the Signature Page)

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hopewell Junction, State of New York on March 3, 2003.

                                                    EMAGIN CORPORATION


                                           By: /s/ Gary Jones
                                                   Gary Jones, President,
                                                   Chief Executive Officer
                                                   and Director
                                                   (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                     Title                                  Date

/s/ Edward V. Flynn                             Chief Financial Officer, Treasurer          March 3, 2003
Edward Flynn                                    (Principal Financial Accounting Officer)

/s/ Claude Charles                              Director                                    March 3, 2003
Claude Charles

/s/ Ajmal Khan                                  Director                                    March 3, 2003
Ajmal Khan

/s/ Jack Rivkin                                 Director                                    March 3, 2003
Jack Rivkin

/s/ Jack Goldman                                Director                                    March 3, 2003
Jack Goldman



         EXHIBIT
         NUMBER   EXHIBIT

4.1      2000 Stock Option Plan (Incorporated by Reference to the Registrant's Form S-8 filed with the
         SEC on March 14, 2000)

4.2      Compensation Agreement with Yasunori Nakazaki dated February 20, 2003

4.3      Compensation Agreement with Noelle Tutunjian dated February 20, 2003

4.4      Compensation Agreement with Sichenzia Ross Friedman Ference LLP dated February 20, 2003

4.5      Compensation Agreement with Redson Building Partnership dated February 24, 2003

4.6      Compensation Agreement with Bazerman & Drangel P.C. dated February 26, 2003

4.7      Compensation Agreement with Patricia Lynn dated February 26, 2003

4.8      Compensation Agreement with Wayde Waters dated February 26, 2003

4.9      Compensation Agreement with Madeline Bryant dated February 26, 2003

4.10     Compensation Agreement with Mark Benedict

5.1      Opinion of Sichenzia Ross Friedman Ference LLP

23.1     Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

24.1     Power of Attorney (included in the Signature Page)